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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 30, 2001


                                   F&M BANCORP
             (Exact name of registrant as specified in its charter)

           MARYLAND                      0-12638                52-1316473
(State or other jurisdiction of  (commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                            110 THOMAS JOHNSON DRIVE
                            FREDERICK, MARYLAND 21702
               (Address of principal executive offices) (Zip Code)

                                 (301) 694-4000
              (Registrant's telephone number, including area code)

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ITEM 5.  Other Event

FARMERS & MECHANICS BANK BECOMES STATE CHARTERED INSTITUTION

April 1, 2001

Farmers & Mechanics Bank announced today that its application to become a state chartered bank, filed on December 14, 2000, was approved by the Maryland State Commissioner of Financial Regulation, and that it has commenced operations at Farmers & Mechanics Bank, a state-chartered bank, effective April 1, 2001.

Farmers & Mechanics is the lead bank of F&M Bancorp, a $1.8 billion bank holding company headquartered in Frederick, MD. F&M Bancorp offers a full line of financial services including retail and commercial banking, a wide range of consumer and business insurance products, trust and estate planning, financial planning and investment management services through its subsidiaries. F&M Bancorp includes 54 community offices, a proprietary network of 77 ATMs and a full service mobile Express Bank operating in eight contiguous counties in Maryland including Frederick, Howard, Baltimore, Carroll, Montgomery, Washington and Allegany, and Adams County, PA. The Bancorp's Hagerstown, MD-based subsidiary, Keller-Stonebraker Insurance, Inc. and the Greenbelt, MD-based subsidiary Potomac Basin Group Associates, Inc., provide a full line of consumer and commercial business insurance products.





SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                        F&M BANCORP (REGISTRANT)

Dated:   April 1, 2001            By: /s/ FAYE E. CANNON
                                     ----------------------------------------
                                           Faye E. Cannon
                                           PRESIDENT & CHIEF EXECUTIVE OFFICER